Exhibit 10.11.1

[***] Certain information in this document has been excluded because it both (i) is not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

AWARD/CONTRACT			1. THIS CONTRACT IS RATED ORDER UNDER DPAS (15 CFR 700)			RATING		PAGE OF PAGES
						1		35
2. CONTRACT (Proc. Inst. Ident.) NO. N6833519C0107			3. EFFECTIVE DATE 13 Dec 2018			4. REQUISITION/PURCHASE REQUEST/ PROJECT NO. 1300715447-001
5. ISSUED BY		CODE	N68335		6 ADMINISTERED BY (If other than Item 5)	CODE		S0512A
NAVAL AIR WARFARE CTR AIRCRAFT DIVISION- CONTRACTS ATTN 2.5.2.6.2 HWY547 BLDG 120-207 LAKEHURST NJ 08733-5082					DCMA LOS ANGELES 6230 VAN NUYS BLVD VAN NUYS CA 91401 SCD: C
7. NAME AND ADDRESS OF CONTRACT OR (No., Street , County, State and Zip Code) TRANSPHORM, INC. PRIMIT PARIKH 75 CASTILIAN DR STE 100 GOLETA CA 93117-3212						8. DELIVERY [ ] FOB ORIGIN [ X ] OTHER (See below)

9. DISCOUNT FOR PROMPT PAYMENT Net 30 Days
						10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN:		ITEM SECTION G
CODE 4R2L6			FACILITY CODE
11. SHIP TO/MARK FOR		CODE	N00014		12. PAYMENT WILL BE MADE BY	CODE		HQ0339
OFFICE OF NAVAL RESEARCH PAUL MAKI 875 NORTH RANDOLPH STREET ARLINGTON VA 22203					DFAS COLUMBUS CENTER DFAS-CO/WEST ENTITLEMENT OPERATION PO BOX 182381 COLUMBUS OH 43218-2381
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION: [ ] 10 U.S.C. 2304(c)( ) [ ] 41 U.S.C. 253(c)( )					14. ACCOUNTING AND APPROPRIATION DATA See Schedule
15A. ITEM NO.		15B. SUPPLIES/SERVICES			15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
SEE SCHEDULE
15G. TOTAL AMOUNT OF CONTRACT $2,635,303.00
16. TABLE OF CONTENTS
(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC	DESCRIPTION		PAGE(S)
PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES
X	A	SOLICITATION/ CONTRACT FORM	1-2	X	I	CONTRACT CLAUSES		24-34
X	B	SUPPLIES OR SERVICES AND PRICES/ COSTS	3-5	PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
X	C	DESCRIPTION/ SPECS./ WORK STATEMENT	6-10	X	J	LIST OF ATTACHMENTS		35
X	D	PACKAGING AND MARKING	11	PART IV - REPRESENTATIONS AND INSTRUCTIONS
X	E	INSPECTION AND ACCEPTENCE	12		K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS
X	F	DELIVERIES OR PERFORMANCE	13
X	G	CONTRACT ADMINISTRATION DATA	14-19		L	INSTRS., CONDS., AND NOTICES TO OFFERORS
X	H	SPECIAL CONTRACT REQUIREMENTS	20-23		M	EVALUATION FACTORS FOR AWARD
CONTRACTING OFFICER WILL COMPLETE ITEM 17 (SEALED-BID OR NEGOTIATED PROCUREMENT0 OR 18 (SEALED-BID PROCUREMENT) AS APPLICABLE

17. [  X  ] CONTRACTOR'S NEGOTIATED AGREEMENT Contractor is required to sign this
document and return          copies to issuing office.)     Contractor agrees to furnish and deliver all
items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract,
(b) the solicitation, if any , and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein.
(Attachments are listed herein.)

18. [ ] SEALED-BID AWARD (Contractor is not required to sign this document.)
Your bid on Solicitation Number
including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the terms listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your bid, and (b) this award/contract. No further contractual document is necessary. (Block 18 should be checked only when awarding a sealed-bid contract.)

19A. NAME AND TITLE OF SIGNER (Type or print ) Primit Parikh, Co-Founder & COO						20A. NAME OF CONTRACTING OFFICER JILLIAN KOHLER CONTRACTING OFFICER TEL: [***] EMAIL: [***]
19B. CONTRACTOR/OFFEROR /s/ Primit Parikh (Signature of person authorized to sign)			19C. DATE SIGNED 12/7/2018			20B. UNITED STATES OF AMERICA BY /s/ Jillian Kohler (Signature of Contracting Officer)		20C. DATE SIGNED 13-Dec-2018

AUTHORIZED FOR LOCAL REPRODUCTION Previous edition is NOT usable	STANDARD FORM 26 (REV. 5/2011) Prescribed by GSA [ FAR (48 CFR) 53.214(a)

Section A - Solicitation/Contract Form
POINTS OF CONTACT
Contracts POC:
Naval Air Warfare Center - Aircraft Division - DoDAAC: N68335
LeAnn Spann
Phone: [***]
E-mail: [***]
Procuring Contracting Officer
Naval Air Warfare Center - Aircraft Division - DoDAAC: N68335
Charlie Gill
Phone: [***]
E-mail: [***]
Government/Technical POC:
Office of Naval Research - DoDAAC: N00014
Paul Maki
Phone: [***]
E-mail: [***]
Contractor POC:
Primit Parikh
Phone: [***]
E-mail: pparikh@transphormusa.com
Contractor POC:
Lisa Standring
Phone: [***]
E-mail: lstandring@transphormusa.com

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001		1	Lot		$2,635,303.00
	Research and Development
	CPFF
	Services necessary to conduct Research and Development under ONR BAA N00014-18-S-B001 in accordance with the Statement of Work incorporated into Section C.
	THE ESTIMATED COST OF THIS CLIN INCLUDES EQUIPMENT TO BE PROCURED BY THE CONTRACTOR THAT SHALL BE CONSIDERED CONTRACTOR ACQUIRED PROPERTY PER FAR PART 45.
	FOB: Destination
		ESTIMATED COST			$2,512,994.00
		FIXED FEE			$122,309.00
		TOTAL EST COST + FEE			$2,635,303.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000101					$0.00
	Funding for CLIN 0001
	CPFF
	PURCHASE REQUEST NUMBER: 1300715447-0001
		ESTIMATED COST			$0.00
		FIXED FEE			$0.00
		TOTAL EST COST + FEE			$0.00
	ACRN AA CIN: 130071544700001				$706,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002		1	Lot		NSP
	Data for CLIN 0001
	FFP
	To be produced in accordance with DD 1423, Contract Data Requirements List, A001 - A002, Exhibit A.
	FOB: Destination

		NET AMT

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
003		1	Lot		$15,869,322.00
	Research and Development - Option 1
	CPFF
	Services necessary to conduct Research and Development under ONR BAA N00014-18-S-B001 in accordance with the Statement of Work incorporated into Section C.
OPTION	THE ESTIMATED COST OF THIS CLIN INCLUDES EQUIPMENT TO BE PROCURED BY THE CONTRACTOR THAT SHALL BE CONSIDERED CONTRACTOR ACQUIRED PROPERTY PER FAR PART 45.
	FOB: Destination
		ESTIMATED COST			$15,460,753.00
		FIXED FEE			$408,569.00
		TOTAL EST COST + FEE			$15,869,322.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0004		1	Lot		NSP
	Data for CLIN 0003
	FFP
	To be produced in accordance with DD 1423, Contract Data Requirements List, A001 - A002, Exhibit A.
	FOB: Destination

		NET AMT

Section C - Descriptions and Specifications
STATEMENT OF WORK
This project comprises three base tasks and two optional tasks. The three base tasks develop n-polar epitaxy technology on both silicon and SiC substrates, provides for some initial device feedback and establishes initial pilot production. At the end of Base Task 3, N-polar GaN on 100mm SiC HEMTs will meet Stage 5 Material Specifications and be ready for pilot production (see Table 2. The two optional tasks are detailed in Section 9 and establish Transphorm’s epitaxial foundry capability and manufacturing readiness for n-polar HEMTs on both silicon and SiC substrates. As part of the optional tasks, epitaxy process controls will be established along with full manufacturing documentation. A reliability profile will also be created for n-polar HEMTs.

1.	Base Task 1: N-Polar GaN on 150mm Si
1.1. Develop GaN polarity inversion buffer on Si. Starting with background from UCSB’s n-polar process on 2-inch substrates, Transphorm will develop a GaN polarity inversion buffer on 6-inch (150 mm) silicon substrates. This task will begin in Year 1 Q1 and will end by Year 1 Q4. By Q4 of Year 1, the 150mm n-polar GaN on silicon epiwafers will meet foundry input specifications and Stage 2 Material Specifications (see Table 2) with an MOCVD line yield > [***].
1.2. Develop foundry process for epiwafer evaluation on Power devices and RF test structures. Concurrent with Task 1.1, Transphorm will design, create fabrication masks, and develop foundry processes for n-polar Power and RF test structures for epiwafers on silicon substrates. This task will begin in Year 1 Q1 and will end by Year 1 Q2. This task is complete when test epiwafers have been successfully processed through the foundry for both RF and Power mask designs.
1.3. Full fabrication process and characterization. Transphorm will use the full fabrication process developed in Task 1.2 to process n-polar GaN on 150mm Si HEMT epiwafers. Transphorm will evaluate these processed epiwafers for buffer quality and application suitability using both [***] and [***] DC testing. This task will begin in Year 1 Q3 and will end by Year 1 Q4. This task will be complete when N- polar GaN on Si devices have been processed through the foundry and DC and [***] testing is complete.
1.4. Epitaxy performance optimization DOE-1. Using feedback from device performance in Task 1.3, Transphorm will optimize the epiwafer HEMT performance to improve the electrical characteristics of the 2DEG layer reducing the sheet resistance. At this point, the epiwafer buffer designs may become differentiated between the RF and the Power devices. This task will begin in Year 2 Q1 and will end by Year 2 Q2. This task will be complete when 150mm n-polar GaN on silicon epiwafers will meet Stage 3 Material Specifications (see Table 2).

2.	Base Task 2: N-Polar GaN on 100mm SiC
2.1. GaN on 100mm SiC epitaxy development. Using ongoing feedback from N-polar GaN on silicon in Task 1.1, Transphorm will transfer the current best epitaxy process conditions to benchmark epitaxial layers on GaN on 100mm SiC. This task will begin in Year 1 Q2 and will run through the end of Year 2 Q2. By Q4 of Year 1, the 100mm n-polar GaN on SiC epiwafers will meet foundry input specifications and Stage 3 Material Specifications (see Table 2) with an MOCVD line yield > [***].
2.1.1.  Delivery of preliminary GaN on 100mm SiC epiwafers. At the end of Task 2.1, Transphorm will deliver preliminary epiwafers of N-polar GaN on SiC HEMTs to ONR customers per Table 3.
2.2. Develop foundry process for epiwafer evaluation on Power devices and RF test structures. Concurrent with Task 2.1 and utilizing designs created in Task 1.2, Transphorm will customize the fabrication masks and foundry processes for N-polar Power and RF test structures for epiwafers on SiC substrates. This task will begin in Year 1 Q1 and will end by Year 1 Q2. This task is complete when test epiwafers have been successfully processed through the foundry for with the new mask design.
2.3. GaN on SiC full device fabrication for epiwafer validation. Transphorm will use the full fabrication process developed in Task 2.2 to process n- polar GaN on 100mm SiC epiwafers. Transphorm will evaluate these processed epiwafers for buffer quality and application suitability using both [***] and [***] testing. This task will begin in Year 1 Q3 and will end by Year 2 Q1. This task will be complete when analysis is complete on tested wafers.

3.	Base Task 3: N-Polar GaN on 100mm SiC optimization and deliverables demonstrating pilot production
3.1. Epitaxy on SiC manufacturability optimization DOE-2. Using feedback from device performance in Task 2.3 and epiwafer development in Task 1.4, Transphorm will optimize the epiwafer HEMT uniformity and repeatiability to improve the yields and usable wafer area. This task includes three full fabrication cycles of learning and corresponding epitaxy feedback. This task will begin in Year 2 Q2 and will end by Year 3 Q1. This task will be complete when 100mm n-polar GaN on SiC epiwafers meet Stage 5 Material Specifications [see Table 2].
3.2. GaN on SiC process control and manufacturing readiness. Based on the buffer results and data gathered from task 3.1, SPC programs, production travelers, and spec limits will be developed. OCAP plans and other process control documentation will be generated. This task begins after Task 3.1 in Year 3 Q2 and ends in Year 3 Q3. This task is complete when documentation and systems work is to complete to enable production relese of GaN on SiC.

3.3. Growth of N-Polar GaN on 100mm SiC deliverables. Using theN6833519C0107 optimized epitaxial buffer determined in Task 3.1, and the production systems implemented in Task 3.2 Transphorm will produce final production N-polar GaN deliverables on 100mm SiC substrates for delivery to ONR customers (Table 3). A limited amount of HEMT customization for end customers is possible for these deliveries (e.g.. HEMT-Al%). This task is complete when wafers are delivered and any new data gathered from the production campaign is fed back into continuous improvement programs.

1.	Option Task 1: GaN on 150mm SiC Substrates
1.1. Acquire and set up GaN epitaxy infrastructure for manufacturing
1.1.1.  Purchase and install MOCVD machine for dedicated US RF and mm-wave epitaxy manufacturing. Transphorm will acquire and install a commercial-scale MOCVD reactor to enable the capability to deliver volume manufacturing quantities to government customers. This task will begin in Year 1 Q1 and will run through Year 2 Q1. This task will be complete when the reactor is installed and the existing n-polar GaN on 100mm SiC process transferred from the research MOCVD machine.
1.1.2.  Purchase and install characterization tools for RF and mm-wave epitaxy on SiC. Transphorm will purchase essential materials characterization tools to handle the characterization requirements for GaN on SiC wafers as well as the higher volume and larger diameter substrates. This task will begin in Year 1 Q1 and will run through the end of Year 1 Q3. This task is complete when the equipment is installed and operational.
1.2. N-Polar GaN on SiC process expansion to 1n0mm. Transphorm will expand the existing 4-inch (100 mm) process from Base Task 3.2 to 6- inch (150 mm) substrates while meeting the Stage 5 Material Specifications (Table 2). This task will begin in Year 3 Q1 and will run through the end of Year 3 Q3. This task will be complete when N-polar GaN on 150mm SiC epiwafers meet manufacturing targets ( Table 9)
1.2.1.  Delivery of N-polar GaN on 1n0mm SiC epiwafers. In Year 3 Q4, Transphorm will produce N-polar GaN on 150 mm SiC HEMTs for delivery to ONR customers. A limited amount of HEMT customization for end customers is possible for these deliveries (i.e. HEMT-Al%).
1.3. Ga-polar GaN on 1n0mm SiC manufacturing for RF and mm-wave applications. Leveraging existing 100 mm substrate processes, Transphorm will expand the Ga- polar HEMT process to 150mm substrates while meeting Material stage 4 specifications (Table 2). This task will begin in Year 2 Q1 and will run through the end of Year 2 Q3. This task will be complete when Ga-polar GaN on 150mm SiC epiwafers meet manufacturing targets (Table 9)

1.3.1.  Delivery of Ga-polar GaN on 1n0mm SiC epiwafers. In Year 2 Q4, Transphorm will produce Ga-polar GaN on 150mm SiC HEMTs for delivery to ONR customers. A limited amount of HEMT customization for end customers is possible for these deliveries (for e.g. HEMT-Al%).

2.	Option Task 2: GaN on 150 - 200mm Si Substrates
2.1. Improve n-polar GaN on 1n0mm Si epiwafers for manufacturability. Continuing the development from Base Task 1.4, Transphorm will improve the N-polar epitaxy on silicon substrates to Stage 5 Material Specifications (Table 2). This will bring the N- polar GaN on Si technology to manufacturing readiness by establishing process capability and controls along with device validation. This task will begin in Year 1 Q3 and will run through Year 2 Q4. This task will be complete when the N-polar GaN on 150mm Si epiwafers meet manufacturing metrics (see Table 9)
2.2. Large signal performance and reliability for High Voltage devices. Transphorm will test the N-polar HEMT epiwafers developed in Task 2.1 for their in-circuit performance and establish their reliability profile (i.e. MTTF, acceleration factors) in comparison to Ga-polar material (Transphorm’s current production qualified material). This task will begin in Year 2 Q4 and will run through the end of Year 3 Q1 This task will be complete when reliability testing is complete and data is analyzed.
2.2.1.  Delivery of N-polar GaN on 1n0mm Si epiwafers. In Year 3 Q2, Transphorm will produce N-polar GaN on 150mm Si HEMTs for delivery to ONR customers. A limited amount of HEMT customization for end customers is possible for these deliveries (for e.g. HEMT-Al%).
2.3. Transfer N-polar GaN on Si epitaxy to 200mm diameter substrates.
2.3.1.  N-Polar GaN on Si process expansion to 200mm. Transphorm will expand the existing 150mm process from Task 2.2 to 200mm substrates while meeting the Stage 5 Material Specifications [see Table 9]. This task will begin in Year 2 Q4 and will run through the end of Year 3 Q1.
2.3.2.  N-Polar GaN on 200mm Si manufacturing readiness. Transphorm will establish process capability and controls for the 200mm line along with device validation. This task will begin in Year 2 Q4 and will run through the end of Year 3 Q1. The manufacture of these N-polar GaN on 150mm Si epiwafers will meet manufacturing yield targets …[see Table 9]
2.3.2.1.   Delivery of n-polar GaN on 200mm Si epiwafers. In Year 3 Q2, Transphorm will produce N-polar GaN on 200mm Si HEMTs for delivery to ONR customers. A limited amount of HEMT customization for end customers is possible for these deliveries (i.e. HEMT-Al%).

2.3.3.  Reliability testing on packaged parts from 200 mm wafers. Transphorm will fabricate devices on 200 mm Si substrates by [***] and then proceeding with wafer processing in Transphorm’s production foundry. Transphorm will then test the 200mm N-polar HEMT epiwafers developed in Task 2.3.1 for their in-circuit performance and establish their reliability profile (i.e. MTTF, acceleration factors) in comparison to both 150mm n-polar HEMTs in Task 2.2 and to Ga-polar material (Transphorm’s current production qualified material on 150mm). This task will begin in Year 3 Q1 and will run through the end of Year 3 Q3.
CLAUSES INCORPORATED BY FULL TEXT
C-T-T-ECMRA REQUIRED ENTERPRISE-WIDE CONTRACTOR MANPOWER REPORTING APPLICATION (ECMRA) INFORMATION (NOV 2017)
The contractor shall report contractor labor hours (including subcontractor labor hours) required for performance of services provided under this contract for the services identified in CLINS 0001 and 0003 via a secure data collection site. Contracted services, excluded from reporting are based on Product Service Codes (PSCs). The excluded PSCs are:
(1)    W, Lease/Rental of Equipment;
(2)    X, Lease/Rental of Facilities;
(3)    Y, Construction of Structures and Facilities;
(4)    D, Automatic Data Processing and Telecommunications, IT and Telecom - Telecommunications Transmission (D304) and Internet (D322) ONLY.
(5)    S, Utilities ONLY;
(6)    V, Freight and Shipping ONLY.
The contractor is required to completely fill in all required data fields using the following web address
"https://www.ecmra.mil."
Reporting inputs will be for the labor executed during the period of performance during each Government fiscal year (FY), which runs October 1 through September 30. While inputs may be reported any time during the FY, all data shall be reported no later than October 31 of each calendar year. Contractors may direct questions to the help desk, linked at "https://www.ecmra.mil."

Section D - Packaging and Marking
CLAUSES INCORPORATED BY FULL TEXT
5252.247-9507     PACKAGING AND MARKING OF REPORTS (NAVAIR)(OCT 2005)
(a)    All unclassified data shall be prepared for shipment in accordance with best commercial practice. Classified reports, data and documentation, if any, shall be prepared for shipment in accordance with the National Industry
Security Program Operating Manual, DoD 5220.22-M.
(b)    The contractor shall prominently display on the cover of each report the following information:

(1)	Name and business address of contractor.

(2)	Contract Number/Delivery/Task order number.

(3)	Contract/Delivery/Task order dollar amount.

(4)	Whether the contract was competitively or non-competitively awarded.

(5)	Name of sponsoring individual.

(6)	Name and address of requiring activity.
5252.247-9514     TECHNICAL DATA PACKING INSTRUCTIONS (NAVAIR)(SEP 1999)
Technical Data and Information shall be packed and packaged for domestic shipment in accordance with best commercial practices. The package or envelope should be clearly marked with any special markings specified in this contract (or delivery/task order), e.g., Contract Number, CLIN, Device No., and document title must be on the outside of the package. Classified reports, data and documentation, if applicable, shall be prepared for shipment in accordance with Defense Industrial Manual for Safeguarding Classified Information, DoD 5220.22M.

Section E - Inspection and Acceptance
INSPECTION AND ACCEPTANCE TERMS
Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	Destination	Government	Destination	Government
000101	N/A	N/A	N/A	N/A
0002	Destination	Government	Destination	Government
0003	Destination	Government	Destination	Government
0004	Destination	Government	Destination	Government
CLAUSES INCORPORATED BY REFERENCE

52.246-9	Inspection Of Research And Development (Short Form)	APR 1984
CLAUSES INCORPORATED BY FULL TEXT

5252.246-9514	INSPECTION AND ACCEPTANCE OF TECHNICAL DATA AND INFORMATION (NAVAIR)(FEB 1995)
Inspection and acceptance of technical data and information will be performed by the Procuring Contracting
Officer (PCO) or his duly authorized representative. Inspection of technical data and information will be performed by ensuring successful completion of the requirements set forth in the DD Form 1423, Contract Data Requirements List (CDRL) and incorporation/resolution of Government review comments on the data items. Acceptance will be evidenced by execution of an unconditional DD Form 250, Material Inspection and Receiving Report, as appropriate, and/or upon receipt of a second endorsement acceptance by the PCO on the attachment to this contract entitled N/A. The attached form will not be used for high cost data such as drawings, specifications, and technical manuals.

5252.246-9517	CONSTRUCTIVE ACCEPTANCE PERIOD (NAVAIR) (MAR 1999)
For the purpose of FAR Clause 52.232-25, "Prompt Payment", paragraph (a)(5)(i), Government acceptance shall be deemed to have occurred constructively on the 30th day after the contractor delivered the supplies or performed the services.

Section F - Deliveries or Performance

DELIVERY INFORMATION
CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	DODAAC / CAGE
0001	POP 14-DEC-2018 TO 13-DEC-2021	N/A	OFFICE OF NAVAL RESEARCH PAUL MAKI 875 NORTH RANDOLPH STREET ARLINGTON VA 22203 [***] FOB: Destination	N00014
000101	N/A	N/A	N/A	N/A
0002	POP 14-DEC-2018 TO 13-DEC-2021	N/A	OFFICE OF NAVAL RESEARCH PAUL MAKI 875 NORTH RANDOLPH STREET ARLINGTON VA 22203 [***] FOB: Destination	N00014
0003	POP 14-JUN-2019 TO 13-JUN-2022	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	N00014
0004		N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	N00014
CLAUSES INCORPORATED BY REFERENCE

52.242-15 Alt I	Stop-Work Order (Aug 1989) -Alternate I	APR 1984
52.247-34	F.O.B. Destination	NOV 1991

Section G - Contract Administration Data
ACCOUNTING AND APPROPRIATION DATA
[***]
COST CODE: [***]
AMOUNT: $706,000.00

ACRN	CLIN/SLIN	CIN	AMOUNT
AA	[***]	[***]	$706,000.00
CLAUSES INCORPORATED BY REFERENCE

252.232-7003	Electronic Submission of Payment Requests and Receiving Reports	JUN 2012
CLAUSES INCORPORATED BY FULL TEXT

252.227-7030	TECHNICAL DATA--WITHHOLDING OF PAYMENT (MAR 2000)
(a) If technical data specified to be delivered under this contract, is not delivered within the time specified by this contract or is deficient upon delivery (including having restrictive markings not identified in the list described in the clause at 252.227-7013(e)(2) or 252.227-7018(e)(2) of this contract), the Contracting Officer may until such data is accepted by the Government, withhold payment to the Contractor of ten percent (10%) of the total contract price or amount unless a lesser withholding is specified in the contract. Payments shall not be withheld nor any other action taken pursuant to this paragraph when the Contractor's failure to make timely delivery or to deliver such data without deficiencies arises out of causes beyond the control and without the fault or negligence of the Contractor.
(b) The withholding of any amount or subsequent payment to the Contractor shall not be construed as a waiver of any rights accruing to the Government under this contract.
(End of clause)
252.232-7006 WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (MAY 2013)
(a) Definitions. As used in this clause--
Department of Defense Activity Address Code (DoDAAC) is a six position code that uniquely identifies a unit, activity, or organization.
Document type means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).
Local processing office (LPO) is the office responsible for payment certification when payment certification is done external to the entitlement system.
(b) Electronic invoicing. The WAWF system is the method to electronically process vendor payment requests and receiving reports, as authorized by DFARS 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(c) WAWF access. To access WAWF, the Contractor shall--
(1) Have a designated electronic business point of contact in the System for Award Management at https://www.acquisition.gov; and
(2) Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this Web site.
(d) WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the “Web Based Training” link on the WAWF home page at https://wawf.eb.mil/.
(e) WAWF methods of document submission. Document submissions may be via Web entry, Electronic Data Interchange, or File Transfer Protocol.
(f) WAWF payment instructions. The Contractor must use the following information when submitting payment requests and receiving reports in WAWF for this contract/order:
(1) Document type. The Contractor shall use the following document type(s).
COMBO
(2) Inspection/acceptance location. The Contractor shall select the following inspection/acceptance location(s) in WAWF, as specified by the contracting officer.
I/A DESTINATION
(3) Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table*
Field Name in WAWF	Data to be entered in WAWF
Pay Official DoDAAC	[***]
Issue By DoDAAC	[***]
Admin DoDAAC	[***]
Inspect By DoDAAC	[***]
Ship To Code	[***]
Ship From Code	—
Mark For Code	—
Service Approver (DoDAAC)	—
Accept at Other DoDAAC	—
LPO DoDAAC
DCAA Auditor DoDAAC	[***]
Other DoDAAC(s)	—
(4) Payment request and supporting documentation. The Contractor shall ensure a payment request includes appropriate contract line item and subline item descriptions of the work performed or supplies delivered, unit price/cost per unit, fee (if applicable), and all relevant back-up documentation, as defined in DFARS Appendix F, (e.g. timesheets) in support of each payment request.

(5) WAWF email notifications. The Contractor shall enter the email address identified below in the “Send Additional Email Notifications” field of WAWF once a document is submitted in the system. [***]
(g) WAWF point of contact. (1) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact.
For Navy WAWF questions, call DFAS Customer Care [***].
(2) For technical WAWF help, contact the WAWF helpdesk at [***].
(End of clause)

252.246-7000	MATERIAL INSPECTION AND RECEIVING REPORT (MAR 2008)
(a) At the time of each delivery of supplies or services under this contract, the Contractor shall prepare and furnish to the Government a material inspection and receiving report in the manner and to the extent required by Appendix F, Material Inspection and Receiving Report, of the Defense FAR Supplement.
(b) Contractor submission of the material inspection and receiving information required by Appendix F of the Defense FAR Supplement by using the Wide Area WorkFlow (WAWF) electronic form (see paragraph (b) of the clause at 252.232-7003) fulfills the requirement for a material inspection and receiving report (DD Form 250). Two copies of the receiving report (paper copies of either the DD Form 250 or the WAWF report) shall be distributed with the shipment, in accordance with Appendix F, Part 4, F-401, Table 1, of the Defense FAR Supplement.Appendix F--Material Inspection and Receiving Report

5252.201-9500	TECHNICAL POINT OF CONTACT (TPOC)(NAVAIR)(SEP 2012)
(a) The Technical Point of Contact (TPOC) for this contract is:
Paul Maki - DoDAAC: N00014
Office of Naval Research
875 Liberty Center
Arlington, VA 22203
[***]
[***]
(b) This individual is not a Contracting Officer nor a Contracting Officer's Representative (COR)/Task Order COR (TOCOR) and has no authority to make changes, verbally or otherwise, to the existing contract or order. Further, no authority has been delegated to this individual by the Procuring Contracting Officer (PCO).
(c) The contractor may use this technical POC for technical questions related to the existing contract or order. Also, as a representative of the requiring activity, the TPOC may perform or assist in such areas as: base access forms, security related issues, IT access requirements, Contractor Performance Assessment Reporting System (CPARS), clarification of technical requirements, and statement of work inquires.
(d) The contractor shall immediately notify the Procuring Contracting Officer in writing if the contractor interprets any action by the TPOC to be a change to the existing contract.

5252.204-9503	E-PEDITING CONTRACT CLOSEOUT (NAVAIR) (JAN 2007)
(a) As part of the negotiated fixed price or total estimated amount of this contract, both the Government and the
Contractor have agreed to waive any entitlement that otherwise might accrue to either party in any residual dollar amount of $1,000 or less at the time of final contract closeout. The term "residual dollar amount" shall include all money that would otherwise be owed to either party at the end of the contract, except that, amounts connected in any way with taxation, allegations of fraud and/or antitrust violations shall be excluded. For purposes of determining residual dollar amounts, offsets of money owed by one party against money that would otherwise be paid by that party might be considered to the extent permitted by law.
(b) This agreement to waive entitlement to residual dollar amounts has been considered by both parties. It is agreed that the administrative costs for either party associated with collecting such small dollar amounts could exceed the amount to be recovered.

5252.232-9510	PAYMENT OF FI-ED FEE (NAVAIR) (OCT 2005)
(a) The fixed fee, as specified in Section B of this contract, subject to any adjustment required by other provisions of this contract, will be paid in installments. The fixed fee will be paid not more frequently than bi-weekly based on the allowable cost. The amount of each such installment shall be in the same ratio to the total fixed fee as the related provisional payment on account of allowable cost is to the total estimated cost of the contract or order if a completion contract. Payment shall be made in accordance with FAR Clauses 52.216-7, "Allowable Cost and Payment," and 52.216-8, "Fixed Fee."
(b) In the event of termination of the work in accordance with the FAR Clause 52.232-22, "Limitation of Funds," the fixed fee shall be redetermined by mutual agreement equitably to reflect the reduction of the work performed. The amount by which such fixed fee is less than or exceeds payments previously made on account of fee, shall be paid to (or repaid by) the contractor.
(c) The balance of the fixed fee shall be payable in accordance with other clauses of this contract.
(d) For indefinite delivery type contracts the terms of this clause apply to each delivery/task order there under.

5252.232-9524	ALLOTMENT OF FUNDS (NAVAIR)(OCT 2005)
(a) This contract is incrementally funded with respect to both cost and fee.
(b) The amounts presently available and allotted to this contract for payment of fee, as provided in the Section I clause of this contract entitled “FIXED FEE”, are as follows:

ITEM(S)	ALLOTTED TO FIXED FEE
CLIN 0001	$32,766.69
(c) The amounts presently available and allotted to this contract for payment of cost, subject to the Section I “LIMITATION OF FUNDS” clause, the items covered thereby and the period of performance which it is estimated the allotted amount will cover are as follows:

PERIOD OF
ITEM(S)	ALLOTTED TO COST	PERFORMANCE
CLIN 0001	$673,233.31	Approximately 9.6 months
(d) The parties contemplate that the Government will allot additional amounts to this contract from time to time by unilateral contract modification, and any such modification shall state separately the amounts allotted for cost and for fee, the items covered thereby, and the period of performance the amounts are expected to cover.

G-T-T-PAY PAYMENT INSTRUCTIONS (APR 2018)

For Government Use Only
Contract/Order Payment Clause	Type of Payment Request	Supply	Service	Construction	Payment Office Allocation Method
52.212-4 (Alt I), Contract Terms and Conditions— Commercial Items 52.216-7, Allowable Cost and Payment 52.232-7, Payments under Time-and-Materials and Labor- Hour Contracts	Cost Voucher	X	X	N/A
Line item specific proration. If there is more than one ACRN within a deliverable line or deliverable subline item, the funds will be allocated in the same proportion as the amount of funding currently unliquidated for each ACRN on the deliverable line or deliverable subline item for which payment is requested.

52.232-1, Payments	Navy Shipbuilding Invoice (Fixed Price)	x	N/A	N/A
Line Item specific by fiscal year. If there is more than one ACRN within a deliverable line or deliverable subline item, the funds will be allocated using the oldest funds. In the event of a deliverable line or deliverable subline item with two ACRNs with the same fiscal year, those amounts will be prorated to the available unliquidated funds for that year.

52.232-1, Payments;
52.232-2, Payments under Fixed-Price Research and Development Contracts;
52.232-3, Payments under Personal Services Contracts;
52.232-4, Payments under Transportation Contracts and Transportation-Related Services Contracts; and
52.232-6, Payments under Communication Service Contracts with Common Carriers
	Invoice	X	X	N/A
Line Item Specific proration. If there is more than one ACRN within a deliverable line or deliverable subline item, the funds will be allocated in the same proportion as the amount of funding currently unliquidated for each ACRN on the deliverable line or deliverable subline item for which payment is requested.

52.232-5, Payments Under Fixed-Price Construction Contracts	Construction Payment Invoice	N/A	N/A	X
Line Item specific by fiscal year. If there is more than one ACRN within a deliverable line or deliverable subline item, the funds will be allocated using the oldest funds. In the event of a deliverable line or deliverable subline item with two ACRNs with the same fiscal year, those amounts will be prorated to the available unliquidated funds for that year.

52.232-16, Progress Payments	Progress Payment*	X	X	N/A
Contract-wide proration. Funds shall be allocated in the same proportion as the amount of funding currently unliquidated for each ACRN. Progress Payments are considered contract level financing, and the “contract price” shall reflect the fixed price portion of the contract per FAR 32.501-3.

52.232-29, Terms for Financing of Purchases of Commercial Items; 52.232-30, Installment Payments for Commercial Items	Commercial Item Financing*	X	X	N/A
Specified in approved payment. The contracting officer shall specify the amount to be paid and the account(s) to be charged for each payment approval in accordance with FAR 32.207(b)(2) and 32.1007(b)(2).

52.232-32, Performance-Based Payments	Performance- Based Payments*	X	X	N/A
Specified in approved payment. The contracting officer shall specify the amount to be paid and the account(s) to be charged for each payment approval in accordance with FAR
32.207(b)(2) and 32.1007(b)(2).

252.232-7002, Progress Payments for Foreign Military Sales Acquisitions	Progress Payment*	X	X	N/A	Allocate costs among line items and countries in a manner acceptable to the Administrative Contracting Officer.
*Liquidation of Financing Payments. Liquidation will be applied by the payment office against those ACRNs which are identified by the payment instructions for the delivery payment and in keeping with the liquidation provision of the applicable contract financing clause (i.e., progress payment, performance-based payment, or commercial item financing).

Section H - Special Contract Requirements
SPECIAL CONTRACT REQUIREMENTS
H.1 Exercise of Option
The Government, at any time after the effective date of the contract, may require the contractor to perform work under Option Items 0003 through 0004 during the time and place and at the prices set forth herein. This option may be exercised by either a unilateral or bilateral modification to this contract signed by the Contracting Officer depending on whether the negotiations for the option SOW and the option price have been completed or the SOW, as written, fully describes the option effort. The unilateral right of the Government to invoke the option will expire within 6 months following the completion of the base effort. The right to invoke a unilateral option shall be maintained by the Government up until the last day of the expiration period and no advance notice is required.
H.2 Limitation of Liability - Incremental Funding
This contract is incrementally funded and the amount currently available for payment thereunder is limited to $706,000 which includes 5.0% of fixed fee applied to total costs excluding equipment. Subject to the provisions of the clause entitled Limitation of Funds, 52.232-22 of the general provisions of this contract, no legal liability on the part of the Government for payment in excess of $706,000 shall arise unless additional funds are made available and are incorporated as a modification to this contract. The amount available is estimated to cover the period of performance through approximately 9.6 months.
H.3 1) Any request for a period of performance extension shall be submitted in writing to the Contracting Officer and Contracting Officer Representative (COR)/Program Officer no later than thirty (30) days prior to the expiration of the contract to allow the Government time to consider, and if approved, process the request. Requests submitted less than thirty (30) prior to the expiration of the contract may be rejected and not processed by the Government. 2) The request shall include (a) Contract number, (b) Contract Line Item Number (CLIN) associated with the extension, (c) current expiration date of the CLIN associated with the extension, (d) revised date for which the extension is requested, (e) the rationale as to why the extension is required, (f) status of the remaining task(s) to be completed during the extension period, (g) plan of action for completing the effort, and (h) evidence of sufficient funding under the CLIN to ensure remaining task(s) may be completed during the extension.
H.4 Clauses
ONR 5252.235-9700 ACKNOWLEDGEMENT OF SPONSORSHIP (DEC 1988)
(a)    The Contractor agrees that in the release of information relating to this contract, such release shall include a statement to the effect that the project or effort depicted was or is sponsored by the agency set forth in the Schedule of this contract, and that the content of the information does not necessarily reflect the position or policy of the Government and no official endorsement should be inferred.
(b)    For the purpose of this clause, “information” includes but is not limited to, news releases, articles, manuscripts, brochures, advertisements, still and motion pictures, speeches, trade association meetings, symposia, etc.
(c)    Nothing in the foregoing shall affect compliance with the requirements of the clause of this contract entitled “Security Requirements” (FAR 52.204-2 and Alternate I) if such clause is a part of the contract.
(d)    The Contractor further agrees to include this provision in any subcontract awarded as a result of this contract.
ONR 5252.210-9708 - Metrication Requirements (DEC 1988)
(a)    All scientific and technical reports delivered pursuant to the terms of this contract shall identify units of measurement in accordance with the International System of Units (SI) commonly referred to as the "Metric System". Conversion to U.S. customary units may also be given where additional clarity is deemed necessary. Guidance for application of the metric system is contained in the American Society of Testing Materials document entitled "Standard Practice for Use of the International System of Units (The Modernized Metric System)" (ASTM Designation E380-89A).N6833519C0107
(b)    This provision also applies to journal article preprints, reprints, commercially published books or chapters of books, theses or dissertations submitted in lieu of a scientific and/or technical report.
ONR 5252.237-9705 KEY PERSONNEL (DEC 88)
(a) The Contractor agrees to assign to the contract tasks those persons whose resumes were submitted with its proposal and who are necessary to fulfill the requirements of the contract as "key personnel". No substitutions may be made except in accordance with this clause.
(b) The Contractor understands that during the first ninety (90) days of the contract performance period, no personnel substitutions will be permitted unless these substitutions are unavoidable because of the incumbent's sudden illness, death or termination of employment. In any of these events, the Contractor shall promptly notify the Contracting Officer and provide the information described in paragraph (c) below. After the initial ninety (90) day period the Contractor must submit to the Contracting Officer all proposed substitutions, in writing, at least thirty (30) days in advance forty-five (45)  days if security clearance must be obtained, of any proposed substitution and provide the information required by paragraph (c) below.
(c) Any request for substitution must include a detailed explanation of the circumstances necessitating the proposed substitution, a resume for the proposed substitute, and any other information requested by the Contracting Officer. Any proposed substitute must have qualifications equal to or superior to the qualifications of the incumbent. The Contracting Officer or his/her authorized representative will evaluate such requests and promptly notify the Contractor in writing of his/her approval or disapproval thereof.
(d) In the event that any of the identified key personnel cease to perform under the contract and the substitute is disapproved, the contract may be immediately terminated in accordance with the Termination clause of the contract.
The following are identified as key personnel:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

ONR 5252.242-9718 TECHNICAL DIRECTION (FEB 2002)
(a)    Performance of the work hereunder is subject to the technical direction of the Program Officer/COR designated in this contract, or duly authorized representative. For the purposes of this clause, technical direction includes the following:
(1)    Direction to the Contractor which shifts work emphasis between work areas or tasks, requires pursuit of certain lines of inquiry, fills in details or otherwise serves to accomplish the objectives described in the statement of work;
(2)    Guidelines to the Contractor which assist in the interpretation of drawings, specifications technical portions of work description.
(b)    Technical direction must be within the general scope of work stated in the contract. Technical direction may not be used to:
(1)    Assign additional work under the contract;
(2)    Direct a change as defined in the contract clause entitled "Changes";
(3)    Increase or decrease the estimated contract cost, the fixed fee, or the time required for contract performance; or
(4)    Change any of the terms, conditions or specifications of the contract.
(c)    The only individual authorized to in any way amend or modify any of the terms of this contract shall be the Contracting Officer. When, in the opinion of the Contractor, any technical direction calls for effort outside the scope of the contract or inconsistent with this special provision, the Contractor shall notify the Contracting Officer in writing within ten working days after its receipt. The Contractor shall not proceed with the work affected by the technical direction until the Contractor is notified by the Contracting Officer that the technical direction is within the scope of the contract.
(d)    Nothing in the foregoing paragraphs may be construed to excuse the Contractor from performing that portion of the work statement which is not affected by the disputed technical direction.
ONR 5252.235-9715    RESEARCH RESPONSIBILITY (DEC 1988)
(a)    In the conduct of the research effort identified in this contract, the Contractor shall bear primary responsibility for the conduct of the research and will exercise judgment towards attaining the stated research objectives within the limits of the terms and conditions of the contract; provided, however, that the Contractor will obtain the Contracting Officer's approval to change (i) the methodology or experiment when such is stated in the contract as a specific objective; (ii) the stated objectives of the research effort; or (iii) the phenomenon or phenomena under study. Consistent with the foregoing, the Contractor shall conduct the work as set forth in this contract.
(b)    When the decision to enter into this contract is based to a considerable extent upon the Principal Investigator's knowledge of the field of study and his capabilities to manage the research project in an effective and productive manner, the Principal Investigator identified in the contract shall be continuously responsible for the conduct of the research project and shall be closely involved with the research efforts.
(c)    The Contractor shall advise the Contracting Officer if the Principal Investigator identified in this contract plans to devote substantially less effort to the work than anticipated.
(d)    The Contractor shall obtain the Contracting Officer's approval prior to changing the Principal Investigator identified in this contract, or prior to continuing the research work during a continuous period in excess of three months without the participation of an approved Principal Investigation.
ONR 5252.204-9722 ELECTRONIC DOCUMENT ACCESS (AUG 2012)
The Office of Naval Research (ONR) award and modification documents are now available via the Electronic Document Access System (EDA). EDA is a web-based system that provides secure online access, storage, and retrieval of awards and modifications to Department of Defense (DoD) employees and vendors. An ONR representative will enter the contact information for vendor notification of up to two (2) vendor representatives into EDA for each contract. Once an executed ONR contract document is loaded into EDA, the designated vendor representative(s) will automatically receive an email notification that the document is available in EDA. The vendor is responsible for retrieving the document from EDA; ONR will no longer mail hard copies to vendors.
Each vendor is responsible for providing ONR with their vendor representatives' contact information as well as any changes to their contact information for each ONR contract. Vendors shall submit EDA vendor representative contact information changes to the cognizant ONR Contract Specialist or Contracting Officer of each ONR contract. Each request to change EDA vendor representative contact information shall include the following information:
1. Contract number
2. Email address
3. First name
4. Last name
5. Organization
Users must be aware that EDA inactivates user accounts for non-use after 90 days. Failure to use your account will result in inactivation. A password reset and EDA POC approval is required to reactivate account.
CLAUSES INCORPORATED BY FULL TEXT
5252.211- 9510 CONTRACTOR EMPLOYEES (NAVAIR)(MAY 2011)
(a) In all situations where contractor personnel status is not obvious, all contractor personnel are required to identify themselves to avoid creating an impression to the public, agency officials, or Congress that such contractor personnel are Government officials. This can occur during meeting attendance, through written (letter or email) correspondence or verbal discussions (in person or telephonic), when making presentations, or in other situations where their contractor status is not obvious to third parties. This list is not exhaustive. Therefore, the contractor employee(s) shall:
(1) Not by word or deed give the impression or appearance of being a Government employee;
(2) Wear appropriate badges visible above the waist that identify them as contractor employees when in Government spaces, at a Government-sponsored event, or an event outside normal work spaces in support of the contract/order;
(3) Clearly identify themselves as contractor employees in telephone conversations and in all formal and informal written and electronic correspondence. Identification shall include the name of the company for whom they work;
(4) Identify themselves by name, their company name, if they are a subcontractor the name of the prime contractor their company is supporting, as well as the Government office they are supporting when participating in meetings, conferences, and other interactions in which all parties are not in daily contact with the individual contractor employee; and
(5) Be able to provide, when asked, the full number of the contract/order under which they are performing, and the name of the Contracting Officer’s Representative.
(b) If wearing a badge is a risk to safety and/or security, then an alternative means of identification maybe utilized if endorsed by the Contracting Officer’s Representative and approved by the Contracting Officer.
(c) The Contracting Officer will make final determination of compliance with regulations with regard to proper identification of contractor employees.

5252.228-9501 LIABILITY INSURANCE (NAVAIR) (MAR 1999)
The following types of insurance are required in accordance with the clause entitled, 52.228-7,"Insurance--Liability to Third Persons" and shall be maintained in the minimum amounts shown:
(a) Comprehensive General Liability: $200,000 per person and $500,000 per accident for bodily injury.
(b) Automobile Insurance: $200,000 per person and $500,000 per accident for bodily injury and $500,000 or other appropriate amount per accident for property damage.
(c) Standard Workman's Compensation and Employer's Liability Insurance (or, where maritime employment is involved, Longshoremen's and Harbor Worker's Compensation Insurance) in the minimum amount of $100,000.
(d) Aircraft public and passenger liability: N/A per person and N/A per occurrence for bodily injury, other than passenger liability; N/A per occurrence for property damage. Passenger bodily injury liability limits of N/A per passenger, multiplied by the number of seats or number of passengers, whichever is greater.

Section I - Contract Clauses
CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	NOV 2013
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	MAY 2014
52.203-6	Restrictions On Subcontractor Sales To The Government	SEP 2006
52.203-7	Anti-Kickback Procedures	MAY 2014
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	MAY 2014
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	MAY 2014
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	OCT 2010
52.203-17	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights	APR 2014
52.203-19	Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements	JAN 2017
52.204-2	Security Requirements	AUG 1996
52.204-4	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper	MAY 2011
52.204-10	Reporting Executive Compensation and First-Tier Subcontract Awards	OCT 2016
52.204-13	System for Award Management Maintenance	OCT 2016
52.204-19	Incorporation by Reference of Representations and Certifications.	DEC 2014
52.204-21	Basic Safeguarding of Covered Contractor Information Systems	JUN 2016
52.204-23	Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities.	JUL 2018
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	OCT 2015
52.209-9	Updates of Publicly Available Information Regarding Responsibility Matters	JUL 2013
52.209-10	Prohibition on Contracting With Inverted Domestic Corporations	NOV 2015
52.211-5	Material Requirements	AUG 2000
52.215-2	Audit and Records--Negotiation	OCT 2010
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.215-10	Price Reduction for Defective Certified Cost or Pricing Data	AUG 2011
52.215-11	rice Reduction for Defective Certified Cost or Pricing Data Modifications	AUG 2011
52.215-12 (Dev)	Subcontractor Certified Cost or Pricing Data (Deviation 2018-O0015)	JUL 2018
52.215-13 (Dev)	Subcontractor Certified Cost or Pricing Data - Modifications (Deviation 2018-O0015)	JUL 2018
52.215-14	Integrity of Unit Prices	OCT 2010
52.215-15	Pension Adjustments and Asset Reversions	OCT 2010
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	JUL 2005
52.215-19	Notification of Ownership Changes	OCT 1997
52.215-23	Limitations on Pass-Through Charges	OCT 2009

52.216-8	Fixed Fee	JUN 2011
52.219-4	Notice of Price Evaluation Preference for HUBZone Small Business Concerns	OCT 2014
52.219-8	Utilization of Small Business Concerns	NOV 2016
52.222-3	Convict Labor	JUN 2003
52.222-21	Prohibition Of Segregated Facilities	APR 2015
52.222-26	Equal Opportunity	SEP 2016
52.222-37	Employment Reports on Veterans	FEB 2016
52.222-40	Notification of Employee Rights Under the National Labor Relations Act	DEC 2010
52.222-50	Combating Trafficking in Persons	MAR 2015
52.222-54	Employment Eligibility Verification	OCT 2015
52.223-6	Drug-Free Workplace	MAY 2001
52.223-18	Encouraging Contractor Policies To Ban Text Messaging While Driving	AUG 2011
52.225-13	Restrictions on Certain Foreign Purchases	JUN 2008
52.227-1 Alt I	Authorization And Consent (Dec 2007) - Alternate I	APR 1984
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	DEC 2007
52.227-10	Filing Of Patent Applications--Classified Subject Matter	DEC 2007
52.227-11	Patent Rights--Ownership By The Contractor	MAY 2014
52.228-7	Insurance--Liability To Third Persons	MAR 1996
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-17	Interest	MAY 2014
52.232-20	Limitation Of Cost	APR 1984
52.232-22	Limitation Of Funds	APR 1984
52.232-23	Assignment Of Claims	MAY 2014
52.232-25	Prompt Payment	JAN 2017
52.232-33	Payment by Electronic Funds Transfer--System for Award Management	JUL 2013
52.232-39	Unenforceability of Unauthorized Obligations	JUN 2013
52.232-40	Providing Accelerated Payments to Small Business Subcontractors	DEC 2013
52.233-1	Disputes	MAY 2014
52.233-3 Alt I	Protest After Award (Aug 1996) - Alternate I	JUN 1985
52.233-4	Applicable Law for Breach of Contract Claim	OCT 2004
52.242-1	Notice of Intent to Disallow Costs	APR 1984
52.242-3	Penalties for Unallowable Costs	MAY 2014
52.242-4	Certification of Final Indirect Costs	JAN 1997
52.242-13	Bankruptcy	JUL 1995
52.243-2 Alt II	Changes--Cost Reimbursement (Aug 1987) - Alternate II	APR 1984
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Items	JUL 2018
52.245-1	Government Property	JAN 2017
52.245-9	Use And Charges	APR 2012
52.246-23	Limitation Of Liability	FEB 1997
52.249-6	Termination (Cost Reimbursement)	MAY 2004
52.249-14	Excusable Delays	APR 1984

52.252-6	Authorized Deviations In Clauses	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	SEP 2011
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	DEC 2008
252.203-7002	Requirement to Inform Employees of Whistleblower Rights	SEP 2013
252.204-7000	Disclosure Of Information	OCT 2016
252.204-7002	Payment For Subline Items Not Separately Priced	DEC 1991
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7005	Oral Attestation of Security Responsibilities	NOV 2001
252.204-7006	Billing Instructions	OCT 2005
252.204-7008	Compliance With Safeguarding Covered Defense Information Controls	OCT 2016
252.204-7012	Safeguarding Covered Defense Information and Cyber Incident Reporting	OCT 2016
252.204-7015	Notice of Authorized Disclosure of Information for Litigation Support	MAY 2016
252.205-7000	Provision Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Country that is a State Sponsor of Terrorism	OCT 2015
252.211-7007	Reporting of Government-Furnished Property	AUG 2012
252.215-7002	Cost Estimating System Requirements	DEC 2012
252.223-7004	Drug Free Work Force	SEP 1988
252.223-7006	Prohibition On Storage, Treatment, and Disposal of Toxic or Hazardous Materials	SEP 2014
252.225-7001	Buy American And Balance Of Payments Program-- Basic	DEC 2017
252.225-7002	Qualifying Country Sources As Subcontractors	DEC 2017
252.225-7012	Preference For Certain Domestic Commodities	DEC 2017
252.225-7048	Export-Controlled Items	JUN 2013
252.226-7001	Utilization of Indian Organizations and Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns	SEP 2004
252.227-7013	Rights in Technical Data--Noncommercial Items	FEB 2014
252.227-7014	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation	FEB 2014
252.227-7016	Rights in Bid or Proposal Information	JAN 2011
252.227-7019	Validation of Asserted Restrictions--Computer Software	SEP 2016
252.227-7027	Deferred Ordering Of Technical Data Or Computer Software	APR 1988
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 2016
252.227-7039	Patents--Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.232-7004	DOD Progress Payment Rates	OCT 2014
252.232-7010	Levies on Contract Payments	DEC 2006
252.235-7011	Final Scientific or Technical Report	JAN 2015
252.242-7004	Material Management And Accounting System	MAY 2011
252.242-7005	Contractor Business Systems	FEB 2012
252.242-7006	Accounting System Administration	FEB 2012
252.243-7002	Requests for Equitable Adjustment	DEC 2012

252.244-7000	Subcontracts for Commercial Items	JUN 2013
252.244-7001	Contractor Purchasing System Administration	MAY 2014
252.245-7001	Tagging, Labeling, and Marking of Government-Furnished Property	APR 2012
252.245-7002	Reporting Loss of Government Property	DEC 2017
252.245-7003	Contractor Property Management System Administration	APR 2012
252.245-7004	Reporting, Reutilization, and Disposal	DEC 2017
252.247-7023	Transportation of Supplies by Sea	APR 2014
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000

CLAUSES INCORPORATED BY FULL TEXT
52.216-7    ALLOWABLE COST AND PAYMENT (JUN 2013)
(a) Invoicing.
(1) The Government will make payments to the Contractor when requested as work progresses, but (except for small business concerns) not more often than once every 2 weeks, in amounts determined to be allowable by the Contracting Officer in accordance with Federal Acquisition Regulation (FAR) Subpart 31.2 in effect on the date of this contract and the terms of this contract. The Contractor may submit to an authorized representative of the Contracting Officer, in such form and reasonable detail as the representative may require, an invoice or voucher supported by a statement of the claimed allowable cost for performing this contract.
(2) Contract financing payments are not subject to the interest penalty provisions of the Prompt Payment Act.
Interim payments made prior to the final payment under the contract are contract financing payments, except interim payments if this contract contains Alternate I to the clause at 52.232-25.
(3) The designated payment office will make interim payments for contract financing on the 30th day after the designated billing office receives a proper payment request. In the event that the Government requires an audit or other review of a specific payment request to ensure compliance with the terms and conditions of the contract, the designated payment office is not compelled to make payment by the specified due date.
(b) Reimbursing costs.
(1) For the purpose of reimbursing allowable costs (except as provided in subparagraph (b)(2) of this section, with respect to pension, deferred profit sharing, and employee stock ownership plan contributions), the term “costs” includes only --
(i) Those recorded costs that, at the time of the request for reimbursement, the Contractor has paid by cash, check, or other form of actual payment for items or services purchased directly for the contract;
(ii) When the Contractor is not delinquent in paying costs of contract performance in the ordinary course of business, costs incurred, but not necessarily paid, for --
(A) Supplies and services purchased directly for the contract and associated financing payments to subcontractors, provided payments determined due will be made-
(1) In accordance with the terms and conditions of a subcontract or invoice; and
(2) Ordinarily within 30 days of the submission of the Contractor's payment request to the Government;
(B) Materials issued from the Contractor's inventory and placed in the production process for use on the contract;
(C) Direct labor;
(D) Direct travel;
(E) Other direct in-house costs; and
(F) Properly allocable and allowable indirect costs, as shown in the records maintained by the Contractor for purposes of obtaining reimbursement under Government contracts; and
(iii) The amount of financing payments that have been paid by cash, check or other form of payment to subcontractors.
(2) Accrued costs of Contractor contributions under employee pension plans shall be excluded until actually paid unless-
(i) The Contractor's practice is to make contributions to the retirement fund quarterly or more frequently; and
(ii) The contribution does not remain unpaid 30 days after the end of the applicable quarter or shorter payment period (any contribution remaining unpaid shall be excluded from the Contractor's indirect costs for payment purposes).
(3) Notwithstanding the audit and adjustment of invoices or vouchers under paragraph (g) of this clause, allowable indirect costs under this contract shall be obtained by applying indirect cost rates established in accordance with paragraph (d) of this clause.
(4) Any statements in specifications or other documents incorporated in this contract by reference designating performance of services or furnishing of materials at the Contractor's expense or at no cost to the Government shall be disregarded for purposes of cost-reimbursement under this clause.
(c) Small business concerns. A small business concern may receive more frequent payments than every 2 weeks
(d) Final indirect cost rates.

(1) Final annual indirect cost rates and the appropriate bases shall be established in accordance with Subpart
42.7 of the Federal Acquisition Regulation (FAR) in effect for the period covered by the indirect cost rate proposal.
(2)(i) The Contractor shall submit an adequate final indirect cost rate proposal to the Contracting Officer (or cognizant Federal agency official) and auditor within the 6-month period following the expiration of each of its fiscal years. Reasonable extensions, for exceptional circumstances only, may be requested in writing by the Contractor and granted in writing by the Contracting Officer. The Contractor shall support its proposal with adequate supporting data.
(ii) The proposed rates shall be based on the Contractor's actual cost experience for that period. The appropriate Government representative and the Contractor shall establish the final indirect cost rates as promptly as practical after receipt of the Contractor's proposal.
(iii) An adequate indirect cost rate proposal shall include the following data unless otherwise specified by the cognizant Federal agency official:
(A) Summary of all claimed indirect expense rates, including pool, base, and calculated indirect rate.
(B) General and Administrative expenses (final indirect cost pool). Schedule of claimed expenses by element of cost as identified in accounting records (Chart of Accounts).
(C) Overhead expenses (final indirect cost pool). Schedule of claimed expenses by element of cost as identified in accounting records (Chart of Accounts) for each final indirect cost pool.
(D) Occupancy expenses (intermediate indirect cost pool). Schedule of claimed expenses by element of cost as identified in accounting records (Chart of Accounts) and expense reallocation to final indirect cost pools.
(E) Claimed allocation bases, by element of cost, used to distribute indirect costs. (F) Facilities capital cost of money factors computation.
(G) Reconciliation of books of account (i.e., General Ledger) and claimed direct costs by major cost element.
(H) Schedule of direct costs by contract and subcontract and indirect expense applied at claimed rates, as well as a subsidiary schedule of Government participation percentages in each of the allocation base amounts.
(I) Schedule of cumulative direct and indirect costs claimed and billed by contract and subcontract.
(J) Subcontract information. Listing of subcontracts awarded to companies for which the contractor is the prime or upper-tier contractor (include prime and subcontract numbers; subcontract value and award type; amount claimed during the fiscal year; and the subcontractor name, address, and point of contact information).
(K) Summary of each time-and-materials and labor-hour contract information, including labor categories, labor rates, hours, and amounts; direct materials; other direct costs; and, indirect expense applied at claimed rates.
(L) Reconciliation of total payroll per IRS form 941 to total labor costs distribution.
(M) Listing of decisions/agreements/approvals and description of accounting/organizational changes.
(N) Certificate of final indirect costs (see 52.242-4, Certification of Final Indirect Costs).
(O) Contract closing information for contracts physically completed in this fiscal year (include contract number, period of performance, contract ceiling amounts, contract fee computations, level of effort, and indicate if the contract is ready to close).
(iv) The following supplemental information is not required to determine if a proposal is adequate, but may be required during the audit process:
(A) Comparative analysis of indirect expense pools detailed by account to prior fiscal year and budgetary data.
(B) General Organizational information and limitation on allowability of compensation for certain contractor personnel. See 31.205-6(p). Additional salary reference information is available at http://www.whitehouse.gov/omb/procurement_index_exec_comp/.
(C) Identification of prime contracts under which the contractor performs as a subcontractor.
(D) Description of accounting system (excludes contractors required to submit a CAS Disclosure Statement or contractors where the description of the accounting system has not changed from the previous year's submission).
(E) Procedures for identifying and excluding unallowable costs from the costs claimed and billed (excludes contractors where the procedures have not changed from the previous year's submission).
(F) Certified financial statements and other financial data (e.g., trial balance, compilation, review, etc.).
(G) Management letter from outside CPAs concerning any internal control weaknesses.

(H) Actions that have been and/or will be implemented to correct the weaknesses described in the management letter from subparagraph (G) of this section.
(I) List of all internal audit reports issued since the last disclosure of internal audit reports to the
Government.
(J) Annual internal audit plan of scheduled audits to be performed in the fiscal year when the final indirect cost rate submission is made.
(K) Federal and State income tax returns.
(L) Securities and Exchange Commission 10-K annual report. (M) Minutes from board of directors meetings.
(N) Listing of delay claims and termination claims submitted which contain costs relating to the subject fiscal year.
(O) Contract briefings, which generally include a synopsis of all pertinent contract provisions, such as: Contract type, contract amount, product or service(s) to be provided, contract performance period, rate ceilings, advance approval requirements, pre-contract cost allowability limitations, and billing limitations.
(v) The Contractor shall update the billings on all contracts to reflect the final settled rates and update the schedule of cumulative direct and indirect costs claimed and billed, as required in paragraph (d)(2)(iii)(I) of this section, within 60 days after settlement of final indirect cost rates.
(3) The Contractor and the appropriate Government representative shall execute a written understanding setting forth the final indirect cost rates. The understanding shall specify
(i) the agreed-upon final annual indirect cost rates, (ii) the bases to which the rates apply,
(iii) the periods for which the rates apply,
(iv) any specific indirect cost items treated as direct costs in the settlement, and
(v) the affected contract and/or subcontract, identifying any with advance agreements or special terms and the applicable rates.
The understanding shall not change any monetary ceiling, contract obligation, or specific cost allowance or disallowance provided for in this contract. The understanding is incorporated into this contract upon execution.
(4) Failure by the parties to agree on a final annual indirect cost rate shall be a dispute within the meaning of the Disputes clause.
(5) Within 120 days (or longer period if approved in writing by the Contracting Officer) after settlement of the final annual indirect cost rates for all years of a physically complete contract, Contractor shall submit a completion invoice or voucher to reflect the settled amounts and rates. The completion invoice or voucher shall include settled subcontract amounts and rates. The prime contractor is responsible for settling subcontractor amounts and rates included in the completion invoice or voucher and providing status of subcontractor audits to the contracting officer upon request.
(6)(i) If the Contractor fails to submit a completion invoice or voucher within the time specified in paragraph
(d)(5) of this clause, the Contracting Officer may--
(A) Determine the amounts due to the Contractor under the contract; and
(B) Record this determination in a unilateral modification to the contract.
(ii) This determination constitutes the final decision of the Contracting Officer in accordance with the Disputes clause.
(e) Billing rates. Until final annual indirect cost rates are established for any period, the Government shall reimburse the Contractor at billing rates established by the Contracting Officer or by an authorized representative (the cognizant auditor), subject to adjustment when the final rates are established. These billing rates --
(1) Shall be the anticipated final rates; and
(2) May be prospectively or retroactively revised by mutual agreement, at either party's request, to prevent substantial overpayment or underpayment.
(f) Quick-closeout procedures. Quick-closeout procedures are applicable when the conditions in FAR 42.708(a)
are satisfied.
(g) Audit. At any time or times before final payment, the Contracting Officer may have the Contractor's invoices or vouchers and statements of cost audited. Any payment may be --
(1) Reduced by amounts found by the Contracting Officer not to constitute allowable costs; or
(2) Adjusted for prior overpayments or underpayments.
(h) Final payment.
(1) Upon approval of a completion invoice or voucher submitted by the Contractor in accordance with paragraph (d)(5) of this clause, and upon the Contractor's compliance with all terms of this contract, the Government shall promptly pay any balance of allowable costs and that part of the fee (if any) not previously paid.
(2) The Contractor shall pay to the Government any refunds, rebates, credits, or other amounts (including interest, if any) accruing to or received by the Contractor or any assignee under this contract, to the extent that those amounts are properly allocable to costs for which the Contractor has been reimbursed by the Government. Reasonable expenses incurred by the Contractor for securing refunds, rebates, credits, or other amounts shall be allowable costs if approved by the Contracting Officer. Before final payment under this contract, the Contractor and each assignee whose assignment is in effect at the time of final payment shall execute and deliver --
(i) An assignment to the Government, in form and substance satisfactory to the Contracting Officer, of refunds, rebates, credits, or other amounts (including interest, if any) properly allocable to costs for which the Contractor has been reimbursed by the Government under this contract; and
(ii) A release discharging the Government, its officers, agents, and employees from all liabilities, obligations, and claims arising out of or under this contract, except --
(A) Specified claims stated in exact amounts, or in estimated amounts when the exact amounts are not known;
(B) Claims (including reasonable incidental expenses) based upon liabilities of the Contractor to third parties arising out of the performance of this contract; provided, that the claims are not known to the Contractor on the date of the execution of the release, and that the Contractor gives notice of the claims in writing to the Contracting Officer within 6 years following the release date or notice of final payment date, whichever is earlier; and
(C) Claims for reimbursement of costs, including reasonable incidental expenses, incurred by the Contractor under the patent clauses of this contract, excluding, however, any expenses arising from the Contractor's indemnification of the Government against patent liability.
52.219-28    POST-AWARD SMALL BUSINESS PROGRAM REREPRESENTATION (JUL 2013)
(a) Definitions. As used in this clause--Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.
Small business concern means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is “not dominant in its field of operation” when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.
(b) If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall rerepresent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:
(1) Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.
(2) Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.
(3) For long-term contracts--
(i) Within 60 to 120 days prior to the end of the fifth year of the contract; and
(ii) Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.
(c) The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/content/table-small-business-size-standards/ .
(d) The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.
(e) Except as provided in paragraph (g) of this clause, the Contractor shall make the rerepresentation required by paragraph (b) of this clause by validating or updating all its representations and Certification section of the System for Award Management (SAM) and its other data in SAM, as necessary, to ensure that they reflect the Contractor's current status. The Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause that the data have been validated or updated, and provide the date of the validation or update.
(f) If the Contractor represented that it was other than a small business concern prior to award of this contract, the
Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.
(g) If the Contractor does not have representations and certifications in SAM, or does not have a representation in SAM for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed:
The Contractor represents that it [   ] is, [  ] is not a small business concern under NAICS Code 541715 assigned to contract number N68335-19-C-0107.
[Contractor to sign and date and insert authorized signer's name and title].

Signature		Date

Signer's Printed Name	Signer's Title
52.222-2    PAYMENT FOR OVERTIME PREMIUMS (JUL 1990)
(a) The use of overtime is authorized under this contract if the overtime premium cost does not exceed $0 or the overtime premium is paid for work --
(1) Necessary to cope with emergencies such as those resulting from accidents, natural disasters, breakdowns of production equipment, or occasional production bottlenecks of a sporadic nature;
(2) By indirect-labor employees such as those performing duties in connection with administration, protection, transportation, maintenance, standby plant protection, operation of utilities, or accounting;
(3) To perform tests, industrial processes, laboratory procedures, loading or unloading of transportation conveyances, and operations in flight or afloat that are continuous in nature and cannot reasonably be interrupted or completed otherwise; or
(4) That will result in lower overall costs to the Government.
(b) Any request for estimated overtime premiums that exceeds the amount specified above shall include all estimated overtime for contract completion and shall--
(1) Identify the work unit; e.g., department or section in which the requested overtime will be used, together with present workload, staffing, and other data of the affected unit sufficient to permit the Contracting Officer to evaluate the necessity for the overtime;
(2) Demonstrate the effect that denial of the request will have on the contract delivery or performance schedule;
(3) Identify the extent to which approval of overtime would affect the performance or payments in connection with other Government contracts, together with identification of each affected contract; and
(4) Provide reasons why the required work cannot be performed by using multishift operations or by employing additional personnel.

52.222-35    EQUAL OPPORTUNITY FOR VETERANS (OCT 2015)
(a) Definitions. As used in this clause--
“Active duty wartime or campaign bade veteran”, “Armed Forces service medal veteran”, “disabled veteran”, “protected veteran”, “qualified disabled veteran”, and “recently separated veteran” have the meanings given at FAR 22.1301.
(b) Equal opportunity clause. The Contractor shall abide by the requirements of the equal opportunity clause at 41
CFR 60-300.5(a), as of March 24, 2014. This clause prohibits discrimination against qualified protected veterans, and requires affirmative action by the Contractor to employ and advance in employment qualified protected veterans.
(c) Subcontracts. The Contractor shall insert the terms of this clause in subcontracts of $150,000 or more unless exempted by rules, regulations, or orders of the Secretary of Labor. The Contractor shall act as specified by the Director, Office of Federal Contract Compliance Programs, to enforce the terms, including action for noncompliance. Such necessary changes in language may be made as shall be appropriate to identify properly the parties and their undertakings.
52.222-36    EQUAL OPPORTUNITY FOR WORKERS WITH DISABILITIES (JULY 2014)
(a) Equal opportunity clause. The Contractor shall abide by the requirements of the equal opportunity clause at 41 CFR 60-741.5(a), as of March 24, 2014. This clause prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action by the Contractor to employ and advance in employment qualified individuals with disabilities.
(b) Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order in excess of $15,000 unless exempted by rules, regulations, or orders of the Secretary, so that such provisions will be binding upon each subcontractor or vendor. The Contractor shall act as specified by the Director, Office of Federal Contract Compliance Programs of the U.S. Department of Labor, to enforce the terms, including action for noncompliance. Such necessary changes in language may be made as shall be appropriate to identify properly the parties and their undertakings.
52.244-2    SUBCONTRACTS (OCT 2010)
(a) Definitions. As used in this clause--
“Approved purchasing system” means a Contractor's purchasing system that has been reviewed and approved in accordance with Part 44 of the Federal Acquisition Regulation (FAR).
“Consent to subcontract” means the Contracting Officer's written consent for the Contractor to enter into a particular subcontract.
“Subcontract” means any contract, as defined in FAR Subpart 2.1, entered into by a subcontractor to furnish supplies or services for performance of the prime contract or a subcontract. It includes, but is not limited to, purchase orders, and changes and modifications to purchase orders.
(b) When this clause is included in a fixed-price type contract, consent to subcontract is required only on unpriced contract actions (including unpriced modifications or unpriced delivery orders), and only if required in accordance with paragraph (c) or (d) of this clause.
(c) If the Contractor does not have an approved purchasing system, consent to subcontract is required for any subcontract that--
(1) Is of the cost-reimbursement, time-and-materials, or labor- hour type; or
(2) Is fixed-price and exceeds--
(i) For a contract awarded by the Department of Defense, the Coast Guard, or the National Aeronautics and Space Administration, the greater of the simplified acquisition threshold or 5 percent of the total estimated cost of the contract; or

(ii) For a contract awarded by a civilian agency other than the Coast Guard and the National Aeronautics and Space Administration, either the simplified acquisition threshold or 5 percent of the total estimated cost of the contract.
(d) If the Contractor has an approved purchasing system, the Contractor nevertheless shall obtain the Contracting
Officer's written consent before placing the following subcontracts: [Enter subcontractor's names, if applicable]
(e)
(1) The Contractor shall notify the Contracting Officer reasonably in advance of placing any subcontract or modification thereof for which consent is required under paragraph (b), (c), or (d) of this clause, including the following information:
(i) A description of the supplies or services to be subcontracted.
(ii) Identification of the type of subcontract to be used.
(iii) Identification of the proposed subcontractor.N6833519C0107
(iv) The proposed subcontract price.
(v) The subcontractor's current, complete, and accurate certified cost or pricing data and Certificate of Current
Certified Cost or Pricing Data, if required by other contract provisions.
(vi) The subcontractor's Disclosure Statement or Certificate relating to Cost Accounting Standards when such data are required by other provisions of this contract.
(vii) A negotiation memorandum reflecting--
(A) The principal elements of the subcontract price negotiations;
(B) The most significant considerations controlling establishment of initial or revised prices;
(C) The reason certified cost or pricing data were or were not required;
(D) The extent, if any, to which the Contractor did not rely on the subcontractor's certified cost or pricing data in determining the price objective and in negotiating the final price;
(E) The extent to which it was recognized in the negotiation that the subcontractor's certified cost or pricing data were not accurate, complete, or current; the action taken by the Contractor and the subcontractor; and the effect of any such defective data on the total price negotiated;
(F) The reasons for any significant difference between the Contractor's price objective and the price negotiated; and
(G) A complete explanation of the incentive fee or profit plan when incentives are used. The explanation shall identify each critical performance element, management decisions used to quantify each incentive element, reasons for the incentives, and a summary of all trade-off possibilities considered.
(2) The Contractor is not required to notify the Contracting Officer in advance of entering into any subcontract for which consent is not required under paragraph (b), (c), or (d) of this clause.
(f) Unless the consent or approval specifically provides otherwise, neither consent by the Contracting Officer to any subcontract nor approval of the Contractor's purchasing system shall constitute a determination--
(1) Of the acceptability of any subcontract terms or conditions;
(2) Of the allowability of any cost under this contract; or
(3) To relieve the Contractor of any responsibility for performing this contract.
(g) No subcontract or modification thereof placed under this contract shall provide for payment on a cost-plus-a- percentage-of- cost basis, and any fee payable under cost-reimbursement type subcontracts shall not exceed the fee limitations in FAR 15.404- 4(c)(4)(i).
(h) The Contractor shall give the Contracting Officer immediate written notice of any action or suit filed and prompt notice of any claim made against the Contractor by any subcontractor or vendor that, in the opinion of the Contractor, may result in litigation related in any way to this contract, with respect to which the Contractor may be entitled to reimbursement from the Government.
(i) The Government reserves the right to review the Contractor's purchasing system as set forth in FAR Subpart
44.3.
(j) Paragraphs (c) and (e) of this clause do not apply to the following subcontracts, which were evaluated during negotiations:

None Identified

52.252-2    CLAUSES INCORPORATED BY REFERENCE (FEB 1998)
This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es): https://www.acquisition.gov/far/ or http://farsite.hill.af.mil.
252.235-7010    ACKNOWLEDGMENT OF SUPPORT AND DISCLAIMER (MAY 1995)
(a) The Contractor shall include an acknowledgment of the Government’s support in the publication of any material based on or developed under this contract, stated in the following terms: This material is based upon work supported by the Office of Naval Research under Contract No. N68335-19-C-0107.
(b) All material, except scientific articles or papers published in scientific journals, must, in addition to any notices or disclaimers by the Contractor, also contain the following disclaimer: Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the Office of Naval Research.

Section J - List of Documents, Exhibits and Other Attachments
CONTRACT ATTACHMENTS
Exhibit/Attachment Table of Contents

DOCUMENT TYPE	DESCRIPTION	PAGES	DATE
DATE Exhibit A	CDRLS A001 [ A002	1
Attachment 1	Data Rights Assertions	1	6/6/2018